Exhibit 99.1

SWS Group, Inc. Announces First Quarter Fiscal 2015

Earnings Date

DALLAS, October 30, 2014—SWS Group, Inc. (NYSE: SWS) (“SWS Group” or the “Company”) announced today that it will release financial results for its first quarter of fiscal year 2015 at 8:00 a.m. Eastern (7:00 a.m. Central) on Wednesday, November 5, 2014.

Given the timing relative to the date of the special meeting of stockholders to consider and vote on the merger of the Company with and into Hilltop Holdings Inc., SWS Group will not be hosting an earnings conference call or webcast, and will instead be speaking to stockholders directly in individual meetings and calls regarding the transaction. Interested stockholders are asked to contact J. Michael Edge, SWS Interim Chief Financial Officer, at 214-859-9343 or medge@swst.com.

Financial and operational information related to the Company’s first quarter of fiscal 2015 results will be available in the Company’s earnings press release and on the Company’s Form 10-Q for the quarter ended September 30, 2014, which will be posted on the SWS Group Investor Relations page at www.swst.com and filed with the SEC at www.sec.gov.

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The Company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a full-service registered broker-dealer and registered investment adviser providing retail brokerage, institutional brokerage and securities clearing services; SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients; and Southwest Securities, FSB, one of the largest banks headquartered in the Dallas-Fort Worth metropolitan area.

Contact:

J. Michael Edge

Interim Chief Financial Officer

214-859-9343

medge@swst.com

Ben Brooks

Director of Corporate Communications

214-859-6351

bdbrooks@swst.com

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